Exhibit 24





                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement No. 2-90903 on Form S-8 of Homestake Mining Company of our report dated June 26, 1995, on our audit of the financial statements of the Homestake Mining Company Savings Plan as of and for the year ended December 31, 1994, which report is included in this Annual Report on Form 11-K.




   /s/ Coopers & Lybrand L.L.P.
   ---------------------------
   COOPERS & LYBRAND L.L.P.



   Oakland, California
   June 29, 1995